Exhibit 10.9

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

SUPPORT SERVICES AGREEMENT

THIS SUPPORT SERVICES AGREEMENT (this “Agreement”) is made and entered into as of January 1, 2021 (the “Effective Date”), by and between JANUX THERAPEUTICS, INC., a Delaware Corporation (the “Company”), and COI PHARMACEUTICALS, INC., a Delaware Corporation (the “Service Provider”).

RECITALS

WHEREAS, the Company possesses the rights to certain intellectual property relating to unnatural base pair biotechnology (the “Technology”), which it desires to further research and develop;

WHEREAS, the Company currently has limited operational resources and therefore desires to engage Service Provider to provide additional operational resources and services (including personnel, facilities and equipment) intended to assist the Company in pursuing its business plan of researching and developing the Technology, in each case on the terms and conditions set forth in this Agreement; and

WHEREAS, Service Provider desires to accept the engagement by the Company.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1. SERVICES.

1.1 Description of Services. Subject to the terms and conditions of this Agreement, the Company hereby engages Service Provider, and Service Provider hereby accepts the engagement by the Company, to provide the services described on Exhibit A, or of a similar nature, as may reasonably be requested by the Company and reasonably approved by Service Provider from time to time following the date hereof (the “Services”).

1.2 Service Provider Personnel. For such time as any personnel of Service Provider are performing Services: (i) such personnel will remain employees of Service Provider and will not be deemed to be employees of the Company for any purpose; and (ii) Service Provider shall be solely responsible for the payment and provision to such personnel of all wages, bonuses and commissions, employee benefits, and for the withholding and payment of applicable taxes relating to such employment. In addition, Service Provider expressly acknowledges and agrees that it will be solely responsible for the performance of the Services by all personnel of Service Provider performing any of the Services, and shall at all times cause such personnel to comply with all of the obligations of Service Provider set forth in this Agreement.

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1.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.3 General Obligations; Standard of Care.

(a) Performance Requirements. Service Provider shall provide Services in accordance with the terms of this Agreement and in accordance with its policies, procedures and practices then in effect, and shall exercise substantially the same care and skill as it exercises in performing similar activities to the Services for itself.

(b) Separation. Service Provider shall use all reasonable efforts to distinguish the Services performed under this Agreement from other work the Service Provider performs for itself or any third parties (collectively, “Other Work”), and shall keep records pertaining to such Other Work separately from the records to be maintained pursuant to Section 5.5 below.

(c) Communication. On a regular basis during the Term, the parties shall conduct meetings, either in person or by telephone or video conference, to discuss the progress and results of the Services.

(d) Key Providers. It is the present intention of Service Provider that substantially all of the Services will be provided and/or overseen by the individuals as specified on Exhibit B hereto (the “Key Providers”), subject to modification from time to time in consultation with the Company.

2. SERVICE FEES. In consideration of Service Provider’s performance of the Services, the Company shall pay to Service Provider the quarterly fees for Services provided in accordance with the schedule of fees set forth on EXHIBIT A hereto (the “Service Fees”). Such Service Fees shall be: (i) paid to Service Provider in advance of each calendar quarter during the Term, commencing with an initial payment on the Effective Date in respect of the first calendar quarter during the Term and continuing thereafter with payments due on the first (1st) business day of each calendar quarter during the Term in respect of each such calendar quarter; and (ii) prorated and refunded (or applied forward to future Service Fees, in each case as directed by the Company) as necessary for any unearned Service Fees paid during the quarter in which Services are provided.

3. EXPENSES. The Company shall reimburse Service Provider for any reasonable, out-of-pocket expenses incurred by Service Provider in connection with the provision of the Services, provided Service Provider must submit such written documentation of all such expenses as the Company may reasonably require. Any advance payments by the Company for Service Fees may be credited toward the reimbursement of any expenses eligible for reimbursement pursuant to the provisions hereof. Within thirty (30) days of the end of each calendar quarter Service Provider will invoice or refund Company (or apply forward to future Service Fees and expense reimbursements that may become due hereunder, as directed by the Company) as necessary for any under-payment or over payment for such expenses.

4. INDEPENDENT CONTRACTOR RELATIONSHIP. Service Provider’s relationship with the Company shall be solely that of an independent contractor, and nothing in this Agreement shall be construed to create a partnership, joint venture or employer-employee relationship. Service Provider is not the agent of the Company and is not authorized to make any representation, contract or commitment on behalf of the Company. Service Provider shall not be entitled to any of the

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2.

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benefits that the Company may make available to its employees, such as group insurance, profit-sharing or retirement benefits. Service Provider shall be solely responsible for all tax returns and payments required to be filed with or made to any federal, state or local tax authority with respect to Service Provider’s and its personnel’s performance of the Services and Service Provider’s receipt of any compensation pursuant to this Agreement. The Company will regularly report amounts paid to Service Provider by filing Form 1099-MISC with the Internal Revenue Service as required by law.

5. INFORMATION AND INTELLECTUAL PROPERTY RIGHTS.

5.1 Confidentiality. Service Provider agrees that it shall at all times take all steps reasonably necessary to hold all Proprietary Information (as defined below) to which Service Provider has access in trust and confidence, shall not use such Proprietary Information in any manner or for any purpose except as expressly set forth in this Agreement and shall not disclose any such Proprietary Information to any third party without first obtaining the Company’s express written consent on a case-by-case basis; provided, however, that Service Provider may disclose certain Proprietary Information, without violating its obligations under this Agreement, to the extent such disclosure is required by a valid order of a court or other governmental body having jurisdiction, provided that Service Provider provides the Company with reasonable prior written notice of such disclosure and uses its [***] to obtain, or to assist the Company in obtaining, a protective order preventing or limiting the disclosure and/or requiring that the Proprietary Information so disclosed be used only for the purposes for which the law or regulation required, or for which the order was issued. “Proprietary Information” means (a) the Company Work Product (as defined below) and (b) any and all other data, information, technology, samples and specimens of the Company or its products, product concepts, technologies, businesses, financial, marketing, clinical or regulatory affairs, manufacturing processes and procedures, or those of any other third party (including Third-Party Information, as defined below), provided or otherwise made available to Service Provider or to which Service Provider otherwise has access, either directly or indirectly and whether in written, graphic or verbal form.

5.2 Limitations. Service Provider shall not be obligated to treat information as Proprietary Information if Service Provider can show by competent evidence that such information:

(a) was already known to Service Provider without any obligations of confidentiality prior to receipt from Company (provided this exception will not apply to Company Work Product);

(b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to Service Provider;

(c) became generally available to the public or otherwise part of the public domain after its disclosure, other than through any act or omission of Service Provider in breach of any obligation of confidentiality;

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3.

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(d) was disclosed to Service Provider, other than under an obligation of confidentiality, by a third party who had no obligation not to disclose such information to others; or

(e) was independently discovered or developed by Service Provider without any use of or reference to Proprietary Information.

As a qualification to the foregoing exceptions, any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions solely because certain individual features are published or available to the general public or in the rightful possession of a party unless the combination as a whole falls within any of the above exceptions.

5.3 Third-Party Information. Service Provider understands that the Company has received and will in the future receive from third parties certain confidential or proprietary information relating to such third parties (collectively, “Third-Party Information”), subject to duties on the Company’s part to maintain the confidentiality of such Third-Party Information and to use such Third-Party Information only for certain limited purposes. Service Provider agrees to hold all Third-Party Information in confidence and not to disclose to anyone (other than personnel of the Company) or to use, except in connection with Service Provider’s performance of the Services, any Third-Party Information unless expressly authorized in writing by an officer of the Company.

5.4 Intellectual Property.

(a) Ownership. The Company shall own all right, title and interest in and to all Materials, the Technology and Company Work Product, including, without limitation, all patent, copyright or other intellectual property rights therein, that is conceived or first reduced to practice by Service Provider, either solely or jointly with others, in the course of performing the Services (collectively, the “Company Intellectual Property”), and neither this Agreement, nor the provision of the Services hereunder, shall give Service Provider any right, title or interest in or to any Company Intellectual Property. The Company hereby grants to Service Provider a non-exclusive, worldwide, fully-paid, royalty-free license, without the right to sublicense, under the Company Intellectual Property solely as necessary or appropriate to perform the Services under this Agreement during the Term. Company shall have the sole right to prosecute any patent application covering any Company Intellectual Property and to maintain any patents issued thereon. [***] of any such patent preparation and filing, prosecuting and maintenance activities in the countries selected by Company. “Materials” means any chemical or biological materials provided by the Company to Service Provider for use in the Services. “Company Work Product” shall mean any and all results (including data) and products (interim and/or final) of the Services performed by Service Provider, whether tangible or intangible, including, without limitation, each and every invention (whether or not patentable), discovery, design, drawing, protocol, process, technique, formula, trade secret, device, compound, substance, material, pharmaceutical, method, software program (including without limitation, object code, source code, flow charts, algorithms and related documentation), listing, routine, manual and specification, whether or not patentable or copyrightable, that are made, developed, perfected, designed, conceived or first reduced to practice by Service Provider, either solely or jointly with others, in the course of the Services.

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4.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(b) Assignment. Service Provider hereby: (i) assigns to the Company all of its right, title and interest in and to all Company Intellectual Property; and (ii) designates the Company as its agent for, and grants to the officers of the Company a power of attorney with full power of substitution (which power of attorney shall be deemed coupled with an interest) solely for the purpose of, effecting the foregoing assignments from Service Provider to the Company. Service Provider will provide all data, results, supporting documents, copies of notebook pages, computer files, etc. necessary for Company to prepare and file patent applications and will assist Company in obtaining necessary or required documentation and signatures from Service Provider and/or any of its personnel performing the Services. Service Provider further agrees to cooperate with and (subject to Company’s reimbursement of Service Provider’s reasonable expenses) provide reasonable assistance to the Company to obtain and from time to time enforce any and all current or future intellectual property rights covering or relating to Company Intellectual Property in any and all jurisdictions. If any intellectual property rights, including moral rights, in the Company Intellectual Property, cannot as a matter of law be assigned by Service Provider to the Company as provided in this Section 5.4, then: (x) Service Provider unconditionally and irrevocably waives the enforcement of such rights and all claims and causes of action of any kind against Company with respect to such rights; and (y) to the extent Service Provider cannot as a matter of law make such waiver, Service Provider unconditionally grants to Company an exclusive, perpetual, irrevocable, worldwide, fully-paid license to fully utilize such Company Intellectual Property without any restriction, including with the right to sublicense.

(c) The parties hereto acknowledge that Service Provider commenced activities of the same nature as the Services set forth on Exhibit A prior to the Effective Date on or about June 27, 2017. The parties’ intention was and is for such activities to be treated as Services under this Agreement in all respects. Accordingly, the parties hereby agree that any and all such activities shall be deemed Services under this Agreement and any all intellectual property to which Service Provider has or may have any right, title or interest that would constitute Company Work Product if such activities had constituted Services hereunder at the time they were conducted (“Prior Company Work Product”) shall be treated as Company Work Product for all purposes hereunder, including, without limitation, the ownership and assignment provisions of this Section 5. Service Provider hereby represents and warrants: (A) that the only personnel of Service Provider that have engaged in activities prior to the Effective Date that would have constituted Services hereunder had they been performed during the Term are listed on Exhibit B hereto, and all such personnel were employees of Service Provider at the time of performing any such activities and have executed proprietary information and inventions agreements or otherwise executed assignments in favor of Service Provider which effectively assigned all of such personnel’s right, title and interest to all such Prior Company Work Product to Service Provider; and (B) as of immediately prior to the Effective Date, all Prior Company Work Product contemplated by this Section 5.4(c) is free from any encumbrance, and Service Provider owns all right, title and interest to and all of such Prior Company Work Product, which is free and clear of any lien, encumbrance or, to Service Provider’s knowledge, any claim of any right, title or interest of any third party.

5.5 Records. Service Provider shall maintain records of documents, information, data and materials used or generated in performance of the Services in a professional manner so as to permit Company to review such records in full in accordance with this Section 5.5 without

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5.

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disclosing to Company any third party confidential or proprietary information. Designated representatives of Company shall, upon reasonable notice to Service Provider, have access to and shall be permitted to review and copy all such records. Following termination of this Agreement, Service Provider shall upon Company’s request deliver to Company one (1) complete copy of such records.

6. NO CONFLICTING OBLIGATION. Service Provider represents that its entering into this Agreement and its performance of all of the terms of this Agreement (including the performance of the Services pursuant to this Agreement) do not and will not breach or conflict with any agreement between the Service Provider and any third party, including, without limitation, any agreement between Service Provider and any third party to keep in confidence any proprietary information of another entity acquired by Service Provider in confidence or in trust prior to the date of this Agreement. Service Provider agrees not to enter into any agreement that conflicts with this Agreement while this Agreement remains in effect. In addition, except as contemplated by this Agreement, Service Provider will not conduct or participate in, alone or with any third parties, any research or development activities directed to the Technology without the prior written consent of the Company, which consent shall not be unreasonably withheld.

7. SERVICE PROVIDER REPRESENTATIONS AND WARRANTIES.

7.1 Representations and Warranties. Service Provider represents, warrants and covenants that Service Provider: (i) will not grant, directly or indirectly, any right or interest in the Company Intellectual Property to any other person; (ii) has full right, power, and authority to enter into and perform this Agreement without the consent of any third party, including the right to grant all assignments and licenses granted by Service Provider in this Agreement; and (iii) will comply with all laws, regulations and ordinances applicable to Service Provider’s performance of the Services and its other obligations under this Agreement.

7.2 Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 5.4(C), ARTICLE 6 AND SECTION 7.1 ABOVE, SERVICE PROVIDER MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, CONCERNING THE SERVICES, THE COMPANY INTELLECTUAL PROPERTY, OR THE DELIVERABLES, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, OR VALIDITY OF ANY CLAIMS OF ANY PATENT OR PATENT APPLICATION ARISING FROM THE SERVICES, WHETHER ISSUED OR PENDING.

8. INDEMNIFICATION.

8.1 By Service Provider. Service Provider will defend, indemnify and hold harmless the Company and its affiliates, directors, officers, employees, consultants and agents (“Company Indemnitees”) from any loss, expense (including reasonable legal counsel fees and expenses), cost, liability or damages to which any Company Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any third party arising out of a breach of any representation, warranty, covenant or obligation of Service Provider in this Agreement or any

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negligence or intentional misconduct by Service Provider or any of its personnel in performing the Services (collectively “Company Loss”), provided that:

(a) Service Provider shall not indemnify any Company Indemnitee for any Company Loss to the extent the Company Loss is caused by the gross negligence or willful misconduct of Company;

(b) Service Provider shall not indemnify any Company Indemnitee for any Company Loss to the extent the Company Loss is caused by a material breach of this Agreement by Company.

8.2 By Company. Company agrees to indemnify, defend and hold harmless Service Provider and its Key Providers, officers, employees and agents (“Service Provider Indemnitees”) from any loss, expense (including reasonable legal counsel fees and expenses), cost, liability or damages to which any Service Provider Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any third party arising out of Service Provider’s performance of the Services or the use by Company or its designees of any data, findings, or Company Intellectual Property (collectively “Service Provider Loss”), provided that:

(a) Company shall not indemnify any Service Provider Indemnitee for any Service Provider Loss to the extent the Service Provider Loss is caused by the negligence or willful misconduct of Service Provider;

(b) Company shall not indemnify any Service Provider Indemnitee for any Service Provider Loss to the extent the Service Provider Loss is caused by a breach of this Agreement by Service Provider.

8.3 Procedure. Any Company Indemnitee or Service Provider Indemnitee (each, an “Indemnitee”) that intends to claim indemnification under Section 8.1 or 8.2 respectively shall:

(a) as soon as practicable, and in any event within thirty (30) days, notify the indemnifying party of any known complaint, claim or injury for which it intends to seek indemnification under this Article 8; and

(b) give the indemnifying party sole control of the defense and/or settlement of any such claim and fully cooperate with the indemnifying party in the defense or settlement of such claim, at the indemnifying party’s expense; provided, however, that no Indemnitee shall be required to admit fault or responsibility in connection with any settlement. The Indemnitee shall have the right to select and to obtain representation by separate legal counsel at Indemnitee’s own expense.

(c) Notwithstanding the foregoing, the indemnifying party shall have no obligations with respect to any claim under this Article 8 with respect to which the Indemnitee seeking indemnification makes any admission, settlement or other communication regarding such claim without the prior written consent of indemnifying party, which consent shall not be unreasonably withheld.

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8.4 Disclaimer of Consequential Damages; Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT: (I) IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS AFFILIATES, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, CONSULTANTS OR AGENTS BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND ARISING IN ANY WAY OUT OF THIS AGREEMENT OR THE RIGHTS GRANTED HEREUNDER, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, REGARDLESS OF WHETHER SUCH PARTY SHALL BE OR HAS BEEN ADVISED, SHALL HAVE REASON TO KNOW OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING; PROVIDED, HOWEVER, THAT THE FOREGOING DISCLAIMER OF CONSEQUENTIAL DAMAGES SHALL NOT BE CONSTRUED TO LIMIT EITHER PARTY’S INDEMNIFICATION OBLIGATIONS UNDER THIS ARTICLE 8, AND (II) IN NO EVENT SHALL SERVICE PROVIDER’S LIABILITY UNDER THIS AGREEMENT EXCEED THE LESSER OF THE AGGREGATE AMOUNT PAID OR PAYABLE BY COMPANY TO SERVICE PROVIDER UNDER THIS AGREEMENT OR TEN MILLION U.S. DOLLARS ($10,000,000).

9. TERM; TERMINATION.

9.1 Term. This Agreement shall remain in effect for a period of one (1) year following the Effective Date (the “Initial Term”). At the end of such Initial Term, this Agreement shall automatically be renewed for one or more additional periods of one (1) year each (each, a “Renewal Term”) unless terminated by either party by written notice to the other party delivered at least thirty (30) days prior to the end of the Initial Term or any Renewal Term, as applicable. The Initial Term and all Renewal Terms, if any, are collectively referred to herein as the “Term”.

9.2 Termination by Service Provider. This Agreement may be terminated, for any reason or no reason at all, by Service Provider at any time following the Effective Date by delivering thirty (30) days’ prior written notice to the Company.

9.3 Termination by the Company. This Agreement may be terminated by the Company:

(a) for any reason or no reason at all, by the Company at any time following the Effective Date by delivering thirty (30) days’ prior written notice to Service Provider; or

(b) upon Service Provider’s material breach of its obligations hereunder; provided, however, that the Company shall provide Service Provider written notice of any such claimed breach, describing in reasonable detail the basis for such claim, and Service Provider shall have thirty (30) days to cure any such breach.

9.4 Effect of Termination. The provisions of Sections 4, 5, 7, 8, 9.4 and 10 as well as any outstanding payment or reimbursement obligations of the Company, shall survive any termination of this Agreement. Upon any termination of this Agreement, Service Provider shall promptly deliver to the Company all documents and other materials of any nature pertaining to the

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8.

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Services, together with all documents and other items containing or pertaining to any Proprietary Information, Third-Party Information or Company Intellectual Property.

10. MISCELLANEOUS.

10.1 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by electronic mail or confirmed facsimile if sent during normal business hours of the recipient, and if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company or to Service Provider, as applicable, at the respective addresses set forth on the signature page to this Agreement or at such other address(es) as the Company or Service Provider may designate by ten (10) days’ advance written notice to the other party hereto.

10.2 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California, without giving effect to principles of conflicts of laws.

10.3 Successors and Assigns. The rights and liabilities of the parties hereto shall bind and inure to the benefit of their respective successors, heirs, executors and administrators, as the case may be; provided, however, that, as the Company has specifically contracted for Service Provider’s services, which services are unique and personal, Service Provider may not assign or delegate its obligations under this Agreement either in whole or in part to any party without the prior written consent of the Company. The Company may assign its rights and obligations hereunder to any person or entity who succeeds to all or substantially all of the Company’s operations and who has agreed to be bound by the terms and conditions of this Agreement. Any attempted assignment in violation of the foregoing terms shall be void.

10.4 Waiver. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party, and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

10.5 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

10.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.

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9.

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In the event that the parties cannot reach a mutually agreeable and enforceable replacement in writing for such provision, then: (i) such provision shall be excluded from this Agreement; (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded; and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

10.7 Disclaimer. Except as expressly set forth in this Agreement (including the Exhibits hereto), NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE

10.8 Entire Agreement. This Agreement, including the Exhibits, sets forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersedes all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof, including but not limited to the Support Services Agreement previously entered into between the parties as of August 9, 2017.

10.9 Counterparts; Execution by Facsimile. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement or amendments thereto and of signature pages by facsimile transmission or by e-mail transmission in portable digital format, or similar format, shall constitute effective execution and delivery of such instrument(s) by the parties and may be used in lieu of the original Agreement for all purposes.

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IN WITNESS WHEREOF, the parties hereto have executed this SUPPORT SERVICES AGREEMENT as of the Effective Date.

THE COMPANY:

JANUX THERAPEUTICS, INC.

/s/ David A. Campbell
David A. Campbell, PhD
President and Chief Executive Officer

SERVICE PROVIDER:

COI PHARMACEUTICALS, INC.

/s/ Jay Lichter
Jay Lichter
Director

[SIGNATURE PAGE TO SUPPORT SERVICES AGREEMENT]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

EXHIBIT A

DESCRIPTION OF SERVICES

Service	Description of Services	Service Fee
General Administrative Services	Services normally associated with the roles of Head of Finance, Sr. Staff Accountant, Human Resources and Facilities, Information Technology, Sr. Financial Analyst, Executive Assistant, Accounts Payable, and Receptionist. Such Services will include general administrative services required in the ordinary course of the Company’s business which shall include, but is not limited to: (i) bookkeeping and accounting services, including the maintenance of books and records of the Company’s financial operations in accordance with U.S. generally accepted accounting principles; (ii) reasonable management information services to the Company, including coordination of network services and database management services, information technology planning services and procurement of general hardware and software; (iii) payroll administration and process services; and (iv) overhead items, including office supplies and telecommunications services.	Cost plus 5%

Facilities Support	Service Provider will make available to the Company lab and office space in Service Provider’s facilities located at 11099 North Torrey Pines, Suite 290, La Jolla, California 92037. Quarterly rate to be calculated based on the percentage of overall square footage of lab and office space utilized by the Company during such calendar quarter and shall include all operating expenses (facilities rent (including common space), utilities, office supplies, phone, internet, shred services, janitorial, kitchen supplies, bank charges, insurance, legal, tax and accounting, etc.).	Cost plus 5%

Supplies and Equipment	Ordering, prepayment, invoicing and distribution of laboratory supplies and equipment for use in the R&D Services. Amounts may vary each quarter depending on necessity, with the exact amount to be paid in advance to be set forth in a preliminary invoice provided by Service Provider to the Company (which amount shall ultimately be subject to further adjustment in accordance with Section 2 hereof).	Cost plus 5%

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EXHIBIT B

KEY PROVIDERS

Back Office Support:

Jennifer Arthur

Fran Senchak

Fernando Camejo

Christy Sayers

Abby Beers

Charisse Partridge

Curtis Robak

Lauri Sutor